Exhibit 99.3
WEBMD HEALTH CORP.
2007 FINANCIAL GUIDANCE SUMMARY
(in millions, except per share amounts)

	Preliminary
	Quarter Ended	Quarter Ended		Quarter Ended		Quarter Ended		Year Ended
	March 31, 2007	June 30, 2007		September 30, 2007		December 31, 2007		December 31, 2007
	Actual	Range		Range		Range		Range(c)
Revenue	$73.0	$76.0	$78.0	$89.0	$94.0	$102.0	$109.0	$340.0	$354.0

Earnings before interest, taxes, depreciation, amortization and other non-cash items (“Adjusted EBITDA”) (a)	12.6	14.1	14.8	20.9	23.0	31.6	34.9	79.2	85.3

Adjusted EBITDA per diluted common share	$0.21	$0.24	$0.25	$0.35	$0.38	$0.53	$0.58	$1.32	$1.42

Interest, taxes, depreciation, amortization and other non-cash items (b)
Interest income	2.0	2.3	2.5	2.7	2.9	2.9	3.2	9.9	10.6
Depreciation and amortization	(6.0)	(7.4)	(7.2)	(7.5)	(7.9)	(8.1)	(8.4)	(29.0)	(29.5)
Non-cash advertising	(2.3)	—	—	—	—	(3.2)	(3.0)	(5.5)	(5.3)
Non-cash stock-based compensation	(5.4)	(6.0)	(5.8)	(7.0)	(6.7)	(5.3)	(5.0)	(23.7)	(22.9)
Income tax provision	(0.2)	(0.5)	(0.6)	(1.4)	(2.0)	(3.3)	(3.7)	(5.4)	(6.5)

Net income	$0.7	$2.5	$3.7	$7.7	$9.3	$14.6	$18.0	$25.5	$31.7

Net income per common share:

Basic	$0.01	$0.04	$0.06	$0.14	$0.16	$0.26	$0.32	$0.45	$0.56

Diluted	$0.01	$0.04	$0.06	$0.13	$0.16	$0.24	$0.30	$0.43	$0.53

Weighted-average shares outstanding used in computing net income per common share:
Basic	57.0	57.0	57.0	57.0	57.0	57.0	57.0	57.0	57.0

Diluted	59.6	60.0	60.0	60.0	60.0	60.0	60.0	60.0	60.0

(a)	See Annex A — Explanation of Non-GAAP Financial Measures

(b)	Reconciliation of Adjusted EBITDA to net income

(c)	2007 Revenue Distribution

	Range
Advertising and Sponsorship	$237.0	$245.0
Licensing	80.0	85.0
Content syndication and other	$2.0	$2.0

Online	$319.0	$332.0
Publishing	$21.0	$22.0

Total Revenue	$340.0	$354.0